Exhibit 3.2

BYLAWS OF

GOLDEN ENTERPRISES, INC.
(the “Corporation”)

ARTICLE I - OFFICES

Section 1.01    Registered Office and Registered Agent. The Corporation shall maintain a registered office and registered agent within the State of Delaware. The registered office need not be identical to the principal office of the Corporation, and the registered office and registered agent may be changed by resolution of the Corporation's board of directors (the “Board of Directors”) from time to time.

Section 1.02    Other Offices. The Corporation may have its principal office and other offices at such places within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation requires.

ARTICLE II - STOCKHOLDERS' MEETINGS

Section 2.01     Place of Stockholders' Meetings; Participation by Remote Communication. Meetings of stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated by the Board of Directors from time to time. If no place is designated by the Board of Directors, meetings of the stockholders shall be held at the principal office of the Corporation. The Board of Directors may, in its sole discretion, determine that meetings of the stockholders shall not be held at any place, but instead be held solely by means of remote communication. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication: (a) participate in a meeting of stockholders; and (b) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Section 2.02     Annual Meeting. An annual meeting of the stockholders of the Corporation shall be held in each calendar year, commencing with the year 2017, at such time as the Board of Directors may determine, or if the Board of Directors fails to set a time, on the second Monday of the third month after the fiscal year end at 10:00 o’clock a.m., if not a holiday on which national banks are or may elect to be closed (“Holiday”), and if such day is a Holiday, then such meeting shall be held on the next business day. At such meetings, the stockholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

Section 2.03    Special Meetings of Stockholders. Except as otherwise specifically provided in the Corporation's certificate of incorporation, special meetings of the stockholders shall be called for any purpose or purposes, at any time by the Corporation's President or Secretary (a) at the written request of a majority of the Board of Directors, or (b) at the written request of the Chairman, if any, the President or stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote on the matter to be considered at such a meeting. At a special meeting of the stockholders, the only business which shall be conducted shall be the business specified in the notice of such meeting (or any supplement thereto).

Section 2.04    Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the Corporation.

Section 2.05    Adjourned Meetings. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.06     Quorum of and Action by Stockholders.

(a)      Quorum. Except as otherwise provided by law or by the Corporation's certificate of incorporation, the holders of a majority in voting power of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum for all annual or special meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any such meeting of stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present in person or represented by proxy at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

(b)     Action by Stockholders. Except as otherwise provided by law or the Corporation's certificate of incorporation, when a quorum is present at any annual or special meeting of the stockholders, the vote of the holders of a majority of the shares having voting power present in person or represented by proxy shall decide any question brought before such meeting, other than the election of directors for which the vote of a plurality of the shares having voting power present in person or represented by proxy is required.

Section 2.07     Voting List; Proxies; Voting.

(a)      Voting List. The officer who has charge of the stock ledger of a Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Corporation. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then such list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

(b)     Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. All proxies shall be executed in writing (which shall include telegram, cablegram or other means of electronic transmission, provided any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder) by the stockholder or such stockholder's authorized officer, director, employee or agent signing such writing or causing such person's signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

(c)    Voting. Except as otherwise specifically provided by law or the Corporation's certificate of incorporation, at each meeting of the stockholders, every stockholder entitled to vote thereat shall be entitled to one (1) vote in person or by proxy for each share of capital stock held by such stockholder. All matters coming before the meeting shall be determined by a vote by shares. Except as otherwise specifically provided by law or the Corporation's certificate of incorporation, all votes, including the election of directors, may be taken by voice and without a written ballot.

Section 2.08    Action by Partial Written Consent. Unless otherwise provided in the Corporation's certificate of incorporation, any action required or permitted to be taken at an annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by this section to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to the Corporation's principal place of business, to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded or as otherwise permitted by law. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that the written consents signed by a sufficient number of stockholders to take the action were delivered to the Corporation.

Section 2.09     Fixing Date for Determination of Stockholders of Record.

(a)      General Rules. In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting.

(b)     Actions by Partial Written Consent. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its principal place of business, an officer or agent of the Corporation having custody of the books in which proceedings of meetings of stockholders are recorded, or as otherwise provided for by law. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c)      Dividends and Other Related Matters. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

ARTICLE III - BOARD OF DIRECTORS

Section 3.01    General Powers. Except as otherwise provided by law or in the Corporation's certificate of incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

Section 3.02    Reliance on Reports, etc. A member of the Board of Directors, or a member of any committee designated by the Board of Directors, shall, in the performance of such member's duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation's officers or employees, committees of the Board of Directors, or, by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 3.03     Number and Term; Election by Written Consent.

(a)      Number and Term. Except as provided in the Corporation's certificate of incorporation, the number of members comprising the Board of Directors shall be fixed from time to time by the Board of Directors by a resolution adopted by a majority of the whole Board of Directors serving at the time of the vote, and shall initially be five (5). The members of the Board of Directors shall be elected at the annual meeting of stockholders, except as provided in Section 3.11 or Section 3.13, and each member shall hold office until such member’s successor is elected and qualified, unless a prior vacancy shall occur by reason of such member's death, resignation or removal from office. Directors need not be stockholders.

(b)     Election by Written Consent. The stockholders may, unless the Corporation’s certificate of incorporation otherwise provides, act by written consent to elect directors; provided, however, that, if such consent is less than unanimous, such action by written consent may be in lieu of holding an annual meeting only if all of the directorships to which directors could be elected at an annual meeting held at the effective time of such action are vacant and filled by such action.

Section 3.04    Place of Meeting. Except as otherwise required by the Corporation's certificate of incorporation, the Board of Directors may hold its regular and special meetings within or without the State of Delaware.

Section 3.05    Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors; provided that any director who is absent when such a determination is made shall be given notice of the determination.

Section 3.06    Special Meetings. Special meetings of the Board of Directors may be held whenever ordered by the Chairman of the Board of Directors, if any, by the President, by a majority of the executive committee, if any, or by a majority of the directors then in office. Notices of a special meeting of the Board of Directors shall be given by the person or persons calling the meeting at least twenty-four (24) hours before the special meeting. Such notices shall be given to each director either (a) in writing delivered personally or mailed (whether by United States mail, courier or other form of express delivery service) to the director at his address as it appears on the books of the Corporation or (b) if consented to by the director, by electronic transmission.

Section 3.07    Quorum; Action by the Board of Directors. Except as otherwise required by the Corporation's certificate of incorporation, (a) a majority of the total number of directors shall constitute a quorum for the transaction of business, and (b) the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 3.08   Action by Written Consent. Unless otherwise restricted by the Corporation's certificate of incorporation, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors, or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 3.09   Compensation of Directors. Unless otherwise restricted by the Corporation's certificate of incorporation, the Board of Directors shall have the authority to fix the compensation of the directors and reimbursement of their expenses incurred in connection with the business of the Corporation.

Section 3.10    Participation by Conference Telephone. Unless otherwise restricted by the Corporation's certificate of incorporation, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or committee, by means of conference telephone or other communications equipment whereby all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.

Section 3.11    Removal of Directors by Stockholders. Any individual director or the entire Board of Directors may be removed from office, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. At such meeting, a successor or successors may be elected, or if any such vacancy is not so filled it may be filled by the directors as provided in Section 3.13.

Section 3.12    Resignations. Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. A resignation is effective when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. The acceptance of a resignation shall not be required to make it effective.

Section 3.13    Vacancies. Unless otherwise provided in the Corporation's certificate of incorporation, vacancies resulting from (a) the death, resignation or removal of any director, or (b) newly-created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class, may be filled by a majority of the directors then in office, although less than a quorum or by a sole remaining director, and such directors so chosen shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified. Whenever the holders of any class or classes of stock, or series thereof are entitled to elect one or more directors by the Corporation's certificate of incorporation, vacancies resulting from (y) the death, resignation or removal of any director of such class or classes or series, or (z) newly created-directorships resulting from any increase in the authorized number of directors of such class or classes or series, may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected, and such directors so chosen shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified. If at any time, by reason of death or resignation or other cause, the Corporation should have no directors in office, then the election of directors may be held in the manner provided by law.

Section 3.14    Committees. The Board of Directors may, by a duly adopted resolution, designate one or more committees, each committee to consist of one or more members of the Board of Directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority to (a) approve or adopt, or recommend to the stockholders, any action or matter (other than the election or removal of directors) expressly required by law to be submitted to the stockholders for approval, or (b) adopt, amend or repeal any of the Corporation's Bylaws. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

ARTICLE IV - OFFICERS

Section 4.01     Election and Officers. The Corporation shall have a President, a Secretary and a Treasurer who shall be elected by the Board of Directors (the “Required Officers”). The Board of Directors may elect such additional officers as it may deem proper, including, but not limited to, a Chairman and a Vice Chairman of the Board of Directors, a Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer, and one or more Executive Vice Presidents, Vice Presidents, Assistant Secretaries and Assistant Treasurers (collectively with the Required Officers, the “Executive Officers”). The Executive Officers may, but need not, be directors. Any number of offices may be held by the same person.

Section 4.02     Term. The Executive Officers shall each serve until the earlier of (a) their respective successors are elected and qualified, or (b) their resignation or removal. The term of office of any Executive Officer, if any, shall be as specified by the Board of Directors.

Section 4.03    Powers and Duties of Executive Officers. To the extent not provided in these Bylaws, the Executive Officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed in a resolution by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors. Vice Presidents and assistant officers shall have such rank as shall be designated by the Board of Directors and each, in the order of rank, shall act for such superior officer in his or her absence or disability or when so directed by such superior officer or by the Board of Directors. Vice Presidents may be designated as having responsibility for a specific aspect of the Corporation's affairs, in which event each such Vice President shall be superior to the other Vice Presidents in relation to matters within his or her area. The President shall be the superior officer of the Vice Presidents. The Treasurer and the Secretary shall be the superior officers of the Assistant Treasurers and Assistant Secretaries, respectively.

Section 4.04    Powers and Duties of the President. Unless otherwise determined by the Board of Directors, the President shall have the usual duties of an executive officer with general supervision over and direction of the affairs of the Corporation. In the exercise of these duties the President shall be subject to the limitations set forth in the law, the Corporation's certificate of incorporation, these Bylaws and the actions of the Board of Directors. The President may appoint, suspend and discharge employees, agents and assistant officers, fix the compensation of all employees, shall preside at all meetings of the stockholders at which he or she shall be present and shall, unless there is a Chairman of the Board of Directors, preside at all meetings of the Board of Directors. The President shall also do and perform such other duties as from time to time may be assigned to him or her by the Board of Directors. Unless otherwise designated by the Board of Directors, the President shall be the Chief Executive Officer of the Corporation. Unless otherwise determined by the Board of Directors, the President shall have the full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of the stockholders of any corporation in which the Corporation may hold stock, and, at any such meeting, shall possess and may exercise any and all of the rights and powers incident to the ownership of such stock and which, as the owner thereof, the Corporation might have possessed and exercised. The President shall also have the right to delegate such power.

Section 4.05    Powers and Duties of the Secretary. Unless otherwise determined by the Board of Directors, the Secretary shall record all proceedings of the meetings of the Corporation, the Board of Directors and all committees, in books to be kept for that purpose, and shall attend to the giving and serving of all notices for the Corporation. The Secretary shall have charge of the corporate seal, the stock books, records and such other books and papers as the Board of Directors may direct. The Secretary shall perform all other duties ordinarily incident to the office of Secretary and shall have such other powers and perform such other duties as may be assigned to him or her by the Board of Directors.

Section 4.06    Powers and Duties of the Treasurer. Unless otherwise determined by the Board of Directors, the Treasurer shall have charge of all the funds and securities of the Corporation. When necessary or proper, unless otherwise ordered by the Board of Directors, the Treasurer shall endorse for collection on behalf of the Corporation checks, notes and other obligations, and shall deposit the same to the credit of the Corporation in such banks or depositories as the Board of Directors may designate and shall sign all receipts and vouchers for payments made to the Corporation. The Treasurer shall enter regularly, in books of the Corporation to be kept by him or her for that purpose, a full and accurate account of all moneys received on account of the Corporation. Whenever required by the Board of Directors, the Treasurer shall render a statement of the financial condition of the Corporation. The Treasurer shall have such other powers and shall perform such other duties as may be assigned to him or her from time to time by the Board of Directors.

Section 4.07    Powers and Duties of the Chairman of the Board of Directors. Unless otherwise determined by the Board of Directors, the Chairman of the Board, if any, shall preside at all meetings of directors. The Chairman of the Board shall have such other powers and perform such further duties as may be assigned to such officer by the Board of Directors, including, without limitation, acting as Chief Executive Officer of the Corporation. To be eligible to serve, the Chairman of the Board must be a director of the Corporation.

Section 4.08    Removal; Vacancies. Any officer elected or appointed by the Board of Directors may be removed at any time by the action of the Board of Directors. Any vacancy occurring in any office shall be filled by the Board of Directors.

Section 4.09    Resignations. Any officer may resign at any time upon notice given in writing or by electronic transmission to the Corporation. A resignation is effective when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. The acceptance of a resignation shall not be required to make it effective.

ARTICLE V - CAPITAL STOCK

Section 5.01     Stock Certificates. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of, the Corporation by any two (2) Executive Officers of the Corporation representing the number of shares registered in certificate form. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 5.02    Fractional Shares. The Corporation may, but shall not be required to, issue fractional shares. If the Corporation does not issue fractional shares, it shall (a) arrange for the disposition of fractional interests by those entitled thereto, (b) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined or (c) issue scrip or warrants in registered form (either represented by a certificate or uncertificated) or in bearer form (represented by a certificate) which shall entitle the holder to receive a full share upon the surrender of such scrip or warrants aggregating a full share. A certificate for a fractional share or an uncertificated fractional share shall, but scrip or warrant shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon and to participate in any of the assets of the Corporation in the event of liquidation. The Board of Directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing the full shares or uncertificated full shares before a specified date, or subject to the conditions that the shares for which scrip or warrants are exchangeable may be sold by the Corporation and the proceeds thereof distributed to holders of scrip or warrants, or subject to any other conditions which the Board of Directors may impose.

Section 5.03     Transfer of Shares. Except as provided in Section 5.04, a transfer of shares shall be made on the books of the Corporation only upon surrender of the share certificate, if in certificate form, duly endorsed and otherwise in proper form for transfer, which certificate shall be cancelled at the time of the transfer. No transfer of shares shall be made on the books of the Corporation if such transfer is in violation of a lawful restriction noted conspicuously on the certificate. A restriction on the transfer or registration of transfer of the Corporation’s securities, or the amount of the Corporation’s securities which may be owned by any person or group of persons, may be imposed by the Corporation or by an agreement among any number of security holders or among such security holders and the Corporation. No restriction so imposed shall be binding with respect to securities issued prior to the adoption of the restriction unless such security holders are parties to an agreement or voted in favor of the restriction.

Section 5.04     Lost, Stolen or Destroyed Share Certificates. The Corporation may issue a new certificate of stock or uncertificated shares in place of any certificate previously issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen, or destroyed certificate, or such owner’s legal representatives, to give the Corporation a bond sufficient to indemnify it against a claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

Section 5.05     Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE VI - INDEMNIFICATION OF DIRECTORS AND
OFFICERS AND OTHER PERSONS

Section 6.01     Indemnification for Third Party Actions.

(a)      Directors and Executive Officers. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director or Executive Officer of the Corporation, or is or was serving at the request of the Corporation as a director or Executive Officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe the person's conduct was unlawful.

(b)    Employees and Agents. The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe the person's conduct was unlawful.

Section 6.02     Indemnification for Derivative Actions.

(a)      Directors and Executive Officers. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director or Executive Officer of the Corporation, or is or was serving at the request of the Corporation as a director or Executive Officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such court shall deem proper.

(b)    Employees and Agents. The Corporation may indemnify any person who was or is a party to is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action, suit or proceeding except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such court shall deem proper.

Section 6.03    Payment of Indemnification. Any indemnification under Sections 6.01(b) or 6.02(b) of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former employee or agent is proper in the circumstances because the person has met the applicable standards of conduct set forth in this Article. Such determination shall be made, with respect to a person who is a director or Executive Officer at the time of such determination, (a) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (b) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (d) by the stockholders.

Section 6.04    Advances.

(a)      Directors and Executive Officers. Expenses (including attorneys' fees) incurred by any director or Executive Officer of the Corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking, by or on behalf of such director or Executive Officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized by law or the Corporation’s certificate of incorporation. Such expenses (including attorney's fees) incurred by former directors and Executive Officers may be paid upon such terms and conditions, if any, as the Corporation deems appropriate.

(b)      Employees and Agents. Expenses (including attorneys' fees) incurred by any employee or agent of the Corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking, by or on behalf of such employee or agent to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized by law or the Corporation’s certificate of incorporation. Such expenses (including attorney's fees) incurred by former employees and agents may be paid upon such terms and conditions, if any, as the Corporation deems appropriate.

Section 6.05     Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, Executive Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, Executive Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such persons status as such, whether or not the Corporation would have the power to indemnify such persons against such liability under law, the Corporation’s certificate of incorporation or Bylaws.

Section 6.06     Non-Exclusivity. The indemnification and advancement of expenses provided by, or granted pursuant to law, the Corporation’s certificate of Incorporation or this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

Section 6.07     Continuation. The indemnification and advancement of expenses provided by, or granted pursuant to this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, Executive Officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

Section 6.08    Amendment. Notwithstanding any other provision of these Bylaws relating to their amendment generally, any repeal or amendment of this Article VI which is adverse to any director, Executive Officer, employee or agent shall apply to such director, Executive Officer, employee or agent only on a prospective basis, and shall not limit the rights of persons covered by this Article VI to indemnification or to the advancement of expenses with respect to any action or failure to act occurring prior to the time of such repeal or amendment. Notwithstanding any other provision of these Bylaws, no repeal or amendment of these Bylaws shall affect any or all of this Article VI so as to limit indemnification or the advancement of expenses in any manner unless adopted by (a) the unanimous vote of the directors of the Corporation then serving, or (b) the affirmative vote of stockholders entitled to cast not less than a majority of the votes that all stockholders are entitled to cast in the election of directors; provided that no such amendment shall have retroactive effect inconsistent with the preceding sentence.

ARTICLE VII - General provisions

Section 7.01     Seal. The Corporation shall have a corporate seal, which shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced or otherwise.

Section 7.02    Fiscal Year. The Board of Directors shall have the power by resolution to fix the fiscal year of the Corporation. If the Board of Directors shall fail to do so, the Corporation's President shall fix the fiscal year.

Section 7.03    Amendments.

(a)      Stockholders. The affirmative vote of the stockholders entitled to vote may amend or repeal these Bylaws or adopt any provision inconsistent therewith.

(b)     Board of Directors. If the Corporation's certificate of incorporation so provides, the Board of Directors shall have the power to alter, amend or repeal these Bylaws, however, the Board may not alter, amend or repeal any provision or subject of these Bylaws which is expressly committed to the stockholders by law or otherwise.

Section 7.04    Interpretation of Bylaws. All words, terms and provisions of these Bylaws shall be interpreted and defined by and in accordance with the Delaware General Corporation Law, as amended from time to time.

Section 7.05    Notice. Whenever any notice of a meeting is required to be given pursuant to law, the Corporation's certificate of incorporation or these Bylaws, it shall not be construed to mean personal notice, but notice given in writing and specifying the place, day and hour of the meeting; in the case of a special meeting or where otherwise required by law, the general nature of the business to be transacted at such meeting; and any other information required by law, the Corporation's certificate of incorporation or these Bylaws. Except as otherwise provided for in the Corporation's certificate of incorporation or these Bylaws, such notice shall be deemed given and received (a) when delivered, if by hand delivery, (b) when sent, if by facsimile with confirmation of receipt, (c) the next day, if by a reputable overnight courier service such as FedEx, or (d) three days after deposit in the U.S. mail, postage prepaid, to the address of such person as it appears on the Corporation's records.

Section 7.06    Waiver of Notice. Whenever notice is required to be given by law, the Corporation's certificate of incorporation or these Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Corporation’s certificate of incorporation.

Section 7.07    Separability. The provisions of these Bylaws are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

Section 7.08    Effect of Board Determinations. Any determination involving interpretation or application of these Bylaws made in good faith by the Board of Directors shall be final, binding and conclusive on all parties in interest.

Section 7.09     Borrowing, Etc. No officer, agent or employee of the Corporation shall have any power or authority to borrow money on its behalf, to pledge its credit, or to mortgage or pledge its real or personal property, except within the scope and to the extent of the authority delegated by resolution of the Board of Directors. Authority may be given by the Board of Directors for any of the above purposes and may be general or limited to specific instances.

Section 7.10    Deposits. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositaries as the Board of Directors may approve or designate, and all such funds shall be withdrawn only upon checks signed by such one or more officers or employees as the Board of Directors shall from time to time determine.